                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K




               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported): June 30, 1998



                           PRENTISS PROPERTIES TRUST
             (Exact Name of Registrant as Specified in its Charter)


                                    Maryland
                        (State or Other Jurisdiction of
                         Incorporation or Organization)


            1-14516                                  75-2661588
      -----------------------------     -----------------------------------
        (Commission File Number)        (I.R.S. Employer Identification No.)




         3890 West Northwest Highway, Suite 400, Dallas, Texas  75220
             (Address of Registrant's Principal Executive Office)


                                (214) 654-0886
             (Registrant's Telephone Number, Including Area Code)



                                      N/A
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS
     Set forth below in its entirety is a news release issued by Prentiss Properties Trust on June 30, 1998.

   PRENTISS PROPERTIES TRUST AUTHORIZES 2.0 MILLION SHARE REPURCHASE PROGRAM

     DALLAS, JUNE 30, 1998 -- Prentiss Properties Trust (NYSE: PP), a national office and industrial real estate investment trust (REIT), today announced that its Board of Directors has authorized the repurchase of up to 2.0 million common shares from time to time in the open market or in negotiated private transactions. The share buyback may continue until the authorized limit is reached, and purchase decisions will be made by management based upon market conditions and other factors. Prentiss Properties Trust currently has 39.9 million common shares outstanding.

     "This buyback program reflects our belief in the intrinsic value of our company," said Michael V. Prentiss, Chairman and CEO. "We feel our stock is tremendously undervalued in relationship to our peer group, our net asset value and the current future growth prospects for the company. While we still see attractive acquisition and development opportunities in the marketplace, Prentiss Properties stock, at its current price level, represents an excellent investment. Our strong balance sheet allows us to undertake this program, as well as continue with acquisitions and development, while maintaining healthy coverage ratios."

ABOUT PRENTISS PROPERTIES TRUST
-------------------------------

     Prentiss Properties Trust is a self-administered and self-managed real estate investment trust ("REIT"). It owns interests in 238 office and industrial properties in 19 national markets across the United States, with approximately 21.6 million net rentable square feet. Prentiss Properties, the real estate services subsidiary of the Trust, is one of the 20 largest managers of office and industrial properties in the U.S., managing approximately 50.8 million square feet in 494 office and industrial properties in 24 national markets owned by Prentiss, its affiliates and third parties.

     With its headquarters in Dallas, Texas, Prentiss Properties has regional management offices in Los Angeles, Dallas, Chicago, Washington, D.C., Atlanta and Philadelphia. It is a full service real estate company with approximately 800 employees and in-house expertise in areas such as acquisitions, development, facilities management, property management and leasing.


     This report includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1993 and Section 21E of the Securities Exchange Act of 1934. Although Prentiss Properties Trust believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political developments in foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the timing and extent of success in discovering, developing and producing or acquiring oil and gas reserves, and conditions of the capital and equity markets during the periods covered by the forward-looking statements.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   PRENTISS PROPERTIES TRUST

                              By:  /s/ Thomas P. Simon
                                   --------------------------------------------
                                   Thomas P. Simon
                                   (Vice President and Chief Accounting Officer)